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                                                                   EXHIBIT 10.38

                            IXC COMMUNICATIONS, INC.
                       1999 STOCK APPRECIATION RIGHTS PLAN


         1. PURPOSE. The purpose of the IXC Communications, Inc. 1999 Stock Appreciation Rights Plan is to provide stock-based compensation payable in the form of cash to a select group of senior executives of IXC Communications, Inc.

         2. EFFECTIVE DATE. The effective date of the Plan is April 8, 1999.

         3. DEFINITIONS. For purposes of this Plan, the following terms shall have the meanings set forth below:

               (a) "Base Price" means the Fair Market Value of the Common Stock on the date on which the Stock Appreciation Right was granted.

               (b) "Board of Directors" means the Board of Directors of the Company.

               (c) "Cap" means the maximum amount of the Fair Market Value of the Common Stock that may be taken into account in determining the amount of the benefit payable upon the exercise of the Participant's Stock Appreciation Right.

               (d) A "Change in Control" will be deemed have transpired upon the occurrence of any of the following events:

                    (i) The date of consummation of the sale of all or
               substantially all of the assets of the Company;

                    (ii) The date of completion of a successful tender offer for greater than fifty percent (50%) of the outstanding capital stock of the Company; or

                    (iii) The date of consummation of a merger or consolidation of the Company with any other corporation in which the parties who were the stockholders of the Company immediately preceding such merger or consolidation will not hold a majority of the outstanding capital stock of the surviving corporation (whether or not the Company is the surviving corporation) immediately after such merger or consolidation.

               (e) "Committee" means the committee designated in accordance with
          Section 4 below that is responsible for the administration of the Plan.

               (f) "Common Stock" means the common stock of the Company or any security issued in substitution, exchange, or in lieu thereof.

               (g) "Company" means IXC Communications, Inc., a Delaware corporation, or any successor corporation.


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               (h) A "Constructive Discharge" of a Participant will be deemed to have occurred if there is (i) any material reduction in the Participant's compensation, (ii) any material reduction in the level or scope of job responsibility or status of the Participant occurring without the consent of the Participant, or (iii) any relocation to an office of the Company which is more than thirty (30) miles from the office where the Participant was previously located to which the Participant has not agreed.

               (i) The "Fair Market Value" of Common Stock shall be determined in accordance with the general rules stated in Subparagraph (i) below and the special rule contained in Subparagraph (ii) below.

                    (i) The following general rules shall apply for valuation
               purposes.

                         (A) If the Common Stock is admitted to trading or
                    listed on a national securities exchange, its Fair Market Value shall be the last reported sale price on that day regular way, or if no such reported sale takes place on that day, the average of the last reported bid and ask prices on that day regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed.

                         (B) If the Common Stock is not listed or admitted to
                    trading on any national securities exchange, its Fair Market Value shall be the last sale price regular way on that day reported on the Nasdaq National Market ("Nasdaq National Market") of the Nasdaq Stock Market ("NSM") or, if no such reported sale takes place on that day, the average of the closing bid and ask prices regular way on that day.

                         (C) If the Common Stock is not traded or listed on a
                    national securities exchange or included in the Nasdaq National Market, its Fair Market Value shall be the last reported sale price on that day regular way, or if no such reported sale takes place on that day, the average of the closing bid and ask prices regular way on that day reported by the NSM, or any comparable system on that day.

                         (D) If the Common Stock is not described in (A), (B),
                    or (C) above, its Fair Market Value shall be the last reported sale price on that day regular way, or if no such reported sale takes place on that day, the average of the closing bid and ask prices regular way on that day as furnished by any member of the National Association of Securities Dealers, Inc. ("NASD") selected from time to time by the Company for that purpose.

          If the national securities exchange, Nasdaq National Market, NSM, or NASD (whichever is applicable) is closed on such date, the "Fair Market Value" shall be



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          determined as of the last preceding day on which the Common Stock was traded or for which bid and ask prices are available.

                    (ii) Notwithstanding the provisions of Subparagraph (i)
               above, in the case of a Change in Control, the Fair Market Value of the Common Stock shall be the value of the consideration paid for it in the transaction that effects the Change in Control.

               (j) "Participant" means an employee of the Company who has been granted a Stock Appreciation Right.

               (k) "Plan" means this IXC Communications, Inc. 1999 Stock Appreciation Rights Plan, as it may be amended from time to time.

               (l) "Related Stock Option" means the stock option previously granted to the Participant for the same number of shares as to which the Participant's Stock Appreciation Right applies.

               (m) "Stock Appreciation Right" means the right to receive the difference between the (i) Base Price and (ii) the Fair Market Value of the Common Stock on the date that the right is exercised. However, in no event will the portion of the Fair Market Value of the Common Stock in excess of the Cap (if applicable) be taken into account in determining the amount payable to the Participant.

          4. ADMINISTRATION.

               (a) This Plan shall be administered by the Board or a committee appointed by the Board. (In either case, the responsible entity shall be referred to as the "Committee.") It is expressly intended that this Plan be treated as a formula plan for purposes of Rule 16b-3 promulgated by the Securities and Exchange Commission so that the approval of the Plan by the Board of Directors constitutes the approval of all grants under the Plan.

               (b) The Committee may conduct its meetings in person or by telephone. A majority of the members of the Committee shall constitute a quorum, and any action shall constitute the action of the Committee if it is authorized by:

                    (i) A majority of the members present at any meeting
               conducted in accordance with the Company's bylaws; or

                    (ii) The unanimous consent of all of the members in writing without a meeting.

               (c) The Committee is authorized to interpret this Plan and to adopt rules and procedures relating to the administration of this Plan. All actions of the Committee in



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          connection with the interpretation and administration of this Plan shall be binding upon all parties.

               (d) The Committee is authorized to make such modifications to this Plan as are necessary to effectuate the intent of this Plan as a result of any changes in the tax, accounting, or securities laws treatment of the Participants, the Plan, or of the Company.

          5. PARTICIPATION AND BENEFITS. Schedule A contains a list of (a) those senior executives of the Company who have been granted Stock Appreciation Rights as of the Effective Date of this Plan ("Initial Participants"), (b) the number of shares of Common Stock subject to each Stock Appreciation Right, (c) the Base Price of each Stock Appreciation Right, and (d) the Cap for each Stock Appreciation Right, and (e) the date of the Related Stock Option. The terms of any additional grants (whether to Initial Participants or to new Participants) shall be set forth in additional Schedules.

          6. VESTING.

               (a) Except as otherwise provided in the grant, each Participant shall earn a vested right to exercise the number of shares subject to his or her Stock Appreciation Right at the rate of twenty-five percent (25%) on each anniversary of the date of the grant.

               (b) The termination of the Participant's employment (whether by reason of death or otherwise) shall not accelerate the number of shares with respect to which this Stock Appreciation Right may be exercised. Also, this Stock Appreciation Right shall be exercisable following termination of employment only to the extent (if at all) it was exercisable at the time of termination of employment.

               (c) In the event there is a Change in Control of the Company and
          (i) a Participant's employment is terminated without cause by the Company (or its successor) or (ii) a Participant is Constructively Discharged by the Company (or its successor), in each case during the one (1) year period immediately following the consummation of the Change in Control ("Employee Termination Date"), the Stock Appreciation Right shall fully vest on the Employee Termination Date, provided that it had not previously been terminated. A Change in Control without the occurrence of an event described in (i) or (ii) of the immediately preceding sentence during the one (1) year period immediately following the consummation of the Change in Control will not in any way change the vesting schedule set forth in Paragraph (a) of this Section 6.

          7. EXERCISE OF RIGHTS. A Stock Appreciation Right may be exercised by the Participant by delivering to the Committee written notice specifying the number of full shares with respect to which it is to be exercised. Participants may not exercise their Stock Appreciation Rights with respect to a fractional share. Except as otherwise provided in the grant, if the Stock Appreciation Right is granted in tandem with a stock option, the Participant may exercise his or her Stock Appreciation Right only at the same time and with respect to the same number of shares as to which the Participant exercises his or her Related Stock Option.



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          8. TERMINATION OF RIGHTS. Except as otherwise specified in the grant, all Stock Appreciation Rights will end on the tenth (10th) anniversary of the date of the grant. If the Stock Appreciation Right is granted in tandem with a stock option, the Stock Appreciation Right will remain exercisable following the termination of the Participant's employment (whether by reason of death, disability, or otherwise) only to the extent (if at all) that the Participant could exercise his or her Related Stock Option following termination of employment.

         9. FORM OF BENEFIT PAYMENTS. Benefits will be paid in the form of a lump sum distribution of cash equal to the difference between (a) the Fair Market Value of the Common Stock (but not to exceed the Participant's Cap, if applicable) on the date that the Participant exercises the Stock Appreciation Right and (b) the Base Price of the Stock Appreciation Right.

         10. DESIGNATION OF BENEFICIARY. In the event of the death of a Participant prior to the date on which the Participant's entire benefit under the Plan is paid, the benefit (or the remaining portion thereof) shall be paid to the Participant's estate, unless the Participant has designated a beneficiary in accordance with such rules and procedures as the Committee may prescribe.

         11. PAYEES UNDER A LEGAL DISABILITY. If any payee is a minor, or if the Committee reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due the payee, the Committee may have the payment made to the person (or persons or institution) whom it believes is caring for or supporting the payee. Any such payment shall be a payment for the benefit of the payee and shall be a complete discharge of any liability under the Plan to the payee.

         12. PAYMENT OF BENEFITS. All payments under the Plan shall be delivered in person or mailed to the last address of the Participant (or, in the case of the death of the Participant, to that of the Participant's estate or of the Participant's designated beneficiary, whichever is applicable). Each Participant shall be responsible for furnishing the Committee with his or her current address and that of his or her beneficiary (if applicable).

         13. CHANGES IN CAPITALIZATION. In the event of any change in the capitalization of the Company affecting its Common Stock (e.g., a stock split, reverse stock split, stock dividend, recapitalization, combination, or reclassification), the Committee shall make such adjustments as it may deem appropriate to each Stock Appreciation Right relating to (a) the number of shares of Common Stock to which it applies, (b) the Base Price, and (c) the Cap (if applicable).

         14. NON-TRANSFERABILITY OF GRANTS. Stock Appreciation Rights are not assignable or transferable except by will or the laws of descent and distribution.

         15. AMENDMENT AND TERMINATION. The Board may amend or terminate this Plan at any time.

         16. NO ADDITIONAL RIGHTS. Neither the adoption of this Plan nor the participation of any Employee in this Plan shall (a) affect or restrict in any way the power of the Company to



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undertake any corporate action otherwise permitted under applicable law, (b)
confer upon any Participant the right to continue performing services for the Company, or (c) interfere in any way with the right of the Company to terminate the services of any Participant at any time, with or without cause, subject to the terms of any applicable employment agreement.

         17. SECURITIES LAW RESTRICTIONS. No Participant will be allowed to exercise a Stock Appreciation right if the Company determines that such exercise would violate (a) applicable federal or state securities law, (b) the rules of any stock exchange (or other securities market) on which the Common Stock is traded, or (c) the IXC Communications, Inc. Statement of Policy regarding Securities Transactions and Confidentiality (or any successor document).

         18. WITHHOLDINGS. Any payments from the Plan may be subject to withholding for taxes as may be required by any applicable federal or state law.

         19. INDEMNIFICATION. To the maximum extent permitted by law, the Company shall indemnify each member of the Board of Directors, as well as any other employee of the Company with duties under this Plan, against any and all liabilities and expenses (including any amount paid in judgment or settlement) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual's duties under this Plan, unless the losses are due to the individual's gross negligence or lack of good faith.


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         20. GOVERNING LAW. This Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.



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